UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2013, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), and Speedway Funding, LLC, a subsidiary of the Company (and together with the Company, the “Borrowers”), and certain other subsidiaries of the Company (the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “New Credit Facility”) with the various lenders identified on the signature pages thereto (the “Lenders”), including Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, SunTrust Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, U.S. Bank National Association, as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Managers. The New Credit Facility amended and restated the Amended and Restated Credit Agreement, dated as of January 28, 2011, as amended, among the Borrowers and certain of the Company’s subsidiaries from time to time party thereto, as guarantors, and the various financial institutions party thereto, as lenders.

The New Credit Facility provides for a five-year $100,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”) with a sublimit of up to $50,000,000 available for standby letters of credit (the “Letters of Credit”) and a sublimit of up to $10,000,000 available for swing line loans (the “Swing Line Loans”). The New Credit Facility also provides for a five-year $250,000,000 senior secured term loan (the “Term Loan”), which may be drawn by Borrowers in a single advance by no later than August 1, 2013, so long as at the time of such draw the Borrowers and Guarantors are in compliance with the financial covenants and other provisions set forth in the New Credit Facility after giving effect to such term loan draw, and so long as the Lenders’ commitments have not otherwise been terminated. In addition, subject to certain conditions, including the absence of any event of default under the New Credit Facility, the Borrowers may increase revolving commitments or establish a term loan (or a combination of the two) up to an aggregate additional amount of $100,000,000 if the Borrowers are able to secure additional commitments from the Lenders or other financial institutions to provide such additional proceeds. The New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) are guaranteed by each Guarantor.

Borrowings under the New Credit Facility may be used solely to (1) refinance existing indebtedness of the Company and its subsidiaries, and (2) finance (a) working capital needs of the Company and its subsidiaries, (b) letter of credit needs of the Company and its subsidiaries, (c) general corporate needs of the Company and its subsidiaries (including capital expenditures), (d) certain permitted investments, and (e) the acquisition of additional motor speedways and related businesses, provided that until the 8 3/4% Senior Notes due 2016 of the Company are paid or redeemed in full, all Term Loan proceeds must be used to pay or redeem such notes.

The borrowings under the New Credit Facility will bear interest at a rate equal to either (1) the Eurodollar Rate (as defined in the New Credit Facility), plus a margin ranging from 1.25% to 2.00% depending on the Company’s ratio (the “Consolidated Total Leverage Ratio”) of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) or, at the option of the Borrowers, (2) (a) a “Base Rate,” which is the higher of (i) Bank of America’s prime rate, (ii) the Federal Funds rate plus 0.5%, and (iii) the Eurodollar Rate plus 1%, plus (b) 0.25% to 1.00% depending on the Consolidated Total Leverage Ratio. Each Swing Line Loan will bear interest at the Base Rate.

In addition to paying interest on outstanding borrowings, the Company is required to pay (1) a commitment fee equal to a margin ranging from 0.25% to 0.45% depending on the Consolidated Total Leverage Ratio, multiplied by the actual daily unused amounts available for borrowing under the New Credit Facility (Swing Line Loans will not be considered for purposes of this calculation), and (2) certain customary fees associated with syndicated credit facilities generally and the issuance of letters of credit.

Loans under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility and Letters of Credit may be issued up to the sublimit for Letters of Credit. The Term Loan is subject to quarterly amortization of principal in equal installments, with 5% of the initial aggregate principal amount of the Term Loan payable in each calendar year and the remaining outstanding principal amount, together with accrued and unpaid interest, due on the maturity date of the Term Loan.

The New Credit Facility contains financial covenants, including covenants requiring the Company to maintain:

(1) a Consolidated Total Leverage Ratio of no more than 3.50 to 1.0 beginning with the quarter ended December 31, 2012, with step-downs to (a) 3.25 to 1.0 beginning with the quarter ending December 31, 2014 and (b) 3.00 to 1.0 beginning with the quarter ending December 31, 2016; and

(2) a Consolidated Interest Coverage Ratio (as defined in the New Credit Facility) of less than 2.25 to 1.0 beginning with the quarter ended December 31, 2012, with step-ups to (a) 2.50 to 1.0 beginning with the quarter ending December 31, 2013 and (b) 3.50 to 1.0 beginning with the quarter ended December 31, 2014.

The New Credit Facility also contains (1) various negative covenants, including restrictions on incurring indebtedness, making certain restricted payments or capital expenditures, creating liens, dispositions of property, dividends and stock repurchases, mergers, acquisitions and other investments and entering into new lines of business, (2) various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with laws and (3) customary representations, warranties and events of default.

On February 1, 2013, the Company and certain other subsidiaries of the Company (the “Pledgors”) also entered into an Amended and Restated Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, N.A., as Administrative Agent under the New Credit Facility. Under the Pledge Agreement, each of the Pledgors granted the Lenders first priority (subject to certain exceptions) liens and security interests in all shares of capital stock of (or other ownership or profit interests in) each of their material subsidiaries (with certain limitations with respect to “controlled foreign corporations” under Section 957 of the Internal Revenue Code) and proceeds thereof. The liens and security interests ratably secure the obligations of the relevant parties with respect to the New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of February 1, 2013, by and among the Borrowers, the Guarantors and the various lenders named therein.

10.2	Amended and Restated Pledge Agreement, dated as of February 1, 2013, by and among the Pledgors and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

February 6, 2013	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer